INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT, made and entered into this 12th day of January, 2000, by and among BRISTOL RETAIL SOLUTIONS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), BERTHEL SBIC, LLC, a Delaware limited liability company (the "Investor") and Lawrence Cohen, (the "Principal"):

                                    RECITALS

         WHEREAS, the Company has an authorized capitalization of 20,000,000 shares of common stock, .001 par value (the "Common Stock"), of which 6,968,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock; and

         WHEREAS, the Company is and will be principally engaged in the resale of point of sale hardware and software; and

         WHEREAS, the Company proposes to sell to the Investor and the Investor is prepared under the terms and conditions specified herein, to purchase 500,000 shares of the Series C Convertible Preferred Stock; and

         WHEREAS, the Company proposes to sell to the Investor and the Investor is prepared under the terms and conditions specified herein, to purchase a warrant for the purchase of 425,000 shares of the Common Stock; and

         WHEREAS, the parties hereto wish to agree to the terms and conditions of the foregoing sale and purchase, and other related matters, to the extent set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the premises and representations contained herein, and the payment of valuable consideration, receipt of which is hereby acknowledged by each party hereto, it is agreed as follows:

                                      TERMS

I.       SALE AND PURCHASE OF SECURITIES

         Subject to the terms, conditions and warranties that follow, the Company agrees to sell to the Investor, and subject to the terms and conditions herein, and on the basis of the representations and warranties set forth herein, the Investor agrees to purchase from the Company the following securities:

         A. Five Hundred Thousand (500,000) shares of the Series C Convertible Preferred Stock (the "Series C Preferred Stock"), having the rights and preferences set forth in the Certificate of Designation for such Series C Preferred Stock, attached hereto as Exhibit I.A, at a price per share of Two and no/100 Dollars ($2.00).
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         B.       A Warrant (the "Warrant"), in the form designated as Exhibit
                  I.B hereto, for the purchase of Four Hundred Twenty-Five Thousand (425,000) shares of the Common Stock (the "Warrant Shares").

II.      RESERVED.

III.     CLOSING

         A. The closing shall take place at the offices of Bradley & Riley PC and the Closing Date shall be on January 12, 2000, or such other time and/or place as the parties may mutually agree in writing, and the date of which closing shall be the "Closing Date".

         B. The Investor shall purchase the Series C Preferred Stock and Warrant subject to the terms and conditions of this Agreement, by delivery to the Company, on the Closing Date, of a check or wire transfer to an account designated by the Company, in the amount of the Purchase Price.

         C. The Company shall simultaneously therewith issue and deliver to the Investor on such Closing Date an executed Series C Preferred Stock in favor of the Investor in the amount of the Purchase Price, and the Warrant.

IV.      SURRENDER AND CANCELLATION OF PRINCIPAL OPTIONS

         The Company and the Principal agree that either: (i) not later than the close of business on June 1, 2000 the Principal shall surrender, without exercise by the Principal, options granted to the Principal by the Company for the acquisition of 1,330,000 shares of Common Stock, at an average exercise price per share of $1.06, and the Company shall thereupon cancel such options, or (ii) such options shall expire by their terms not later than the close of business on such date, unexercised.

V.       CONDITIONS PRECEDENT TO THE INVESTOR'S OBLIGATION TO PURCHASE

         The Investor's obligation to purchase the Series C Preferred Stock and Warrant from the Company shall be subject to the performance of the Company of all its agreements to be performed hereunder before the time of such purchase, to the accuracy of the covenants, representations and warranties of the Companies herein contained, and to the satisfaction of the following further conditions precedent:

         A. Delivery of a certified copy of the resolution of the Board of Directors of the Company, designated as Exhibit V.A, authorizing the execution, delivery and performance of this Agreement, and the execution and delivery of the Series C Preferred Stock and Warrant called for hereunder.

         B. Delivery of the opinion of the Company's counsel, Atlas, Pearlman, Trop & Borkson, P.A., dated the Closing Date in the form of Exhibit V.B hereto.

         C. Delivery of SBA Form 480 Size Status Declaration, SBA Form 1031 Portfolio Financing Report, and SBA Form 652(d) Assurance of Compliance.

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         D.       Delivery of a certificate or certificate of the President or
                  Chief Financial Officer of the Company, attached hereto as
                  Exhibit V.D, dated the Closing Date to the effect that there is no condition or event constituting an event of default as defined herein, and that the representations and warranties set forth in Section VI are true and correct as of the Closing Date.

         E. Delivery of a certified copy of the Certificate of Incorporation and By-Laws of the Company, which shall be attached to this Agreement as Exhibit V.E.

         F. Delivery of such other documents or instruments as the Investor may reasonably request, consistent, however, with the provisions of this Agreement.

         G. As a further condition to the purchase of the Series C Preferred Stock and Warrant hereunder:

                  1. Each of the representations and warranties contained in Section VI shall be true and correct on the date hereof and as of the Closing Date as if such representations and warranties had been made again as of such later date.

                  2. The Company shall not be in default hereunder or under any other material agreement and no event shall have occurred, but for the giving of notice or lapse of time or both, which would constitute a default hereunder or thereunder.

                  3. The Principal, and any other shareholder of the Company holding anti-dilution and/or stock issuance rights, if any, pertaining to the Common Stock held by such shareholder, shall have waived such rights with respect to the issuance of the Preferred Stock and the Warrant, and the issuances of the Common Stock contemplated thereby.

VI.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce the Investor to purchase the Series C Preferred Stock and Warrant issued hereunder, the Company represents and warrants to the Investor that:

         A. The Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with all franchise and other taxes, currently or previously due, paid, authorized to carry on the business in which they are engaged and to own the property owned by them and to execute and deliver this Agreement, the Series C Preferred Stock and the Warrant, and to perform and observe the provisions hereof and thereof and that they are duly qualified, licensed and in good standing in each state where licensing is required by the nature of their business or the character and location of their property, except where the failure to so qualify would not have a material adverse effect on the Company or its operations.

         B. There is: (i) no litigation, proceeding or governmental investigation pending nor to the best of the knowledge and belief of the executive officers and directors of the Company, are there any actions at law or suits in equity that may be threatened against the Company, except those items listed in the Company Disclosure Schedule, attached hereto as Exhibit VI, or in the documents filed by the Company with the Securities Exchange Commission (the "SEC"), and publicly available on the EDGAR system (the "Company SEC Filings") nor do the executive officers or the Board of Directors of the Company have any knowledge of any pending and/or threatened actions at law or suits in equity which might affect this transaction; (ii) no proceeding before any governmental commission, bureau or other administrative agency pending, or to the knowledge of the executive officers and directors of the Company, threatened against the Company except as listed in the Company Disclosure Schedule; and (iii) no material change in the financial condition or affecting the business or properties of the Company that is not reflected on the balance sheet of the Company as of September 30, 1999, attached hereto as Exhibit VI.B (the "Company Balance Sheet"); and (iv) no outstanding indebtedness of the Company other than that reflected on the Company Balance Sheet, except for changes in accounts payable incurred in the ordinary and normal course of business.

         C. The making and performance by the Company of this Agreement, the Series C Preferred Stock and the Warrant, and all other documents required hereby have been duly authorized by all corporate action and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Company or of any material indenture, mortgage, deed of trust, loan agreement, contract, agreement or other instrument or of any regulation, order, injunction or decree of any court or governmental or public body or authority to which the Company is a party or by which they may be bound or to which they are subject or (ii) constitute a default thereunder or an event that, but for the giving of notice or lapse of time or both, would constitute a default thereunder or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         D. The Company has corporate power to enter into this Agreement as herein contemplated and have taken all necessary corporate action to authorize the provisions of this Agreement herein provided for upon the terms and conditions herein set forth and to execute and deliver the Series C Preferred Stock, the Warrant and this Agreement, and this Agreement is, and such instruments, upon delivery thereof will be valid and enforceable obligations of the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, preference, fraudulent conveyance or other laws affecting the enforcement of creditors' rights or remedies generally now or hereafter in effect and by the availability of equitable remedies, regardless of whether the same are considered in a proceeding in equity or at law.

         E. There are no liabilities of the Company known to its executive officers or directors, contingent or otherwise, not reflected on the Company Balance Sheet and since the date of the Company Balance Sheet, the Company has not issued, sold or acquired any of their shares of any class or declared or paid any dividends on their outstanding shares.

         F. The Company Balance Sheet is a true and correct and fairly presents, in conformity with generally accepted accounting principles, consistently applied in all material respects throughout the periods indicated ("GAAP"), the financial position and the results of operation of the Company as of the date indicated and for the respective period indicated, subject to normal recurring adjustments.

         G. The Company is not party to any contract or agreement made otherwise than in the ordinary course of business, except as disclosed in the Company Disclosure Schedule or the Company SEC Filings.

         H. The Company has authorized 20,000,000 shares of the Common Stock, of which 6,968,200 shares are validly issued and outstanding. Except as set forth in the Company Disclosure Schedule or the Company SEC Filings, other than the Warrant, there is no agreement, obligation or duty of any kind of the Company to issue or authorize additional Common Stock, or any other capital stock.

         I. The Company has authorized 4,000,000 shares of preferred stock; it has designated the rights and preferences of shares of 4,000,000 shares of Series A Preferred Stock, of which only 1,000,000 shares were ever issued, no shares of which are issued or outstanding, and which class has been canceled by the Board of Directors of the Company; it has designated the rights and preferences of 1,000,000 shares of Series B Preferred Stock, of which 400,000 shares are issued and outstanding; and it has designated the rights and preferences of 500,000 shares of Series C Preferred Stock, of which no shares were issued and outstanding prior to the Closing hereunder; and it has designated the rights and preferences of 100,000 shares of Series B Participating Preferred Stock, of which no shares have ever been issued.

         J. The Company is a "small business concern" as such term is defined in the Small Business Investment Act of 1958, as amended, and in the Regulations of the Small Business Administration as promulgated thereunder.

         K. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in its financial statements furnished to the Investor and has all permits, licenses, and franchise rights necessary to allow it to conduct its business as now operated and, so far as the Company can now foresee, as proposed to be operated, and no royalties or commissions are payable under the license or franchise agreements to any shareholder, officer or director of the Company.

         L. Except as set forth in the Company Disclosure Schedule or the Company SEC Filings, the Company has no (i) subsidiaries; (ii) other investments (either in equity or debt securities) or interests in any other person or company; or (iii) commitment to acquire any such subsidiary or any such investment or interest.

         M. The Company Disclosure Schedule or the Company SEC Filings list, among other documents and matters set forth elsewhere herein:

                  1. All material contracts or other commitments to which the Company is a party or is bound.

                  2. Any and all contracts or commitments relating to the management of the Company to which a shareholder and/or director and/or officer of the Company is a party and all leases of real and/or personal property to which the Company is a party.

                  3. All stockholder agreements to which the Company is a party, or which relate to or affect the equity ownership of either the Company.

                  4. Any options to purchase real estate granted or held by the Company. On or prior to the date hereof, the Company has delivered to the Investor a true and correct copy of each of the documents listed on the Company Disclosure Schedule, initialed by the President or Secretary of the Company for identification.

         N. The Company, taken together with its "affiliates" (as that term is defined in 13 C.F.R. ss.121.103), is a "Small Business Concern" within the meaning of 15 U.S.C.ss.662(5), that is Section r 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIC Act"), and the regulations thereunder, including 13 C.F.R.ss.107, and meets the applicable size eligibility criteria set forth in 13 C.F.R.ss.121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. ss.121.301(c)(2).

         O. The Company does not presently engage in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including 13 C.F.R.ss.107.

         P. The Company has its principal business operations in the United States or its territories.

         Q.       The Company has a class of securities registered pursuant to
                  Section 12(b) of the Securities Exchange Act of 1934 ("Exchange Act") or a class of equity securities registered pursuant to Section 12(g) of the Exchange Act or is required to file reports pursuant to Section 15(d) of the Exchange Act.

         R.       The Company: (a) has been subject to the requirements of
                  Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least twelve calendar months; and (b) has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding this Agreement and, if the Company has used (during the twelve calendar months and any portion of a month immediately preceding the date hereof) Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of a report, that report or portion thereof has actually been filed within the time period prescribed.

         S. Neither the Company nor any of its consolidated or unconsolidated subsidiaries have, since the end of the last fiscal year for which certified financial statements of the registrant and its consolidated subsidiaries were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act: (a) failed to pay any dividend or sinking fund installment on preferred stock; or (b) defaulted (i) on any installment or installments on indebtedness for borrowed money, or (ii) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

         T. The Principal owns options to purchase 2,660,000 shares of Common Stock, at an average exercise price per share of $0.63; warrants to purchase 20,000 shares of Common Stock, at an average exercise price per share of $6.00; and 1,285,600 shares of Common Stock. The spouse of the Principal is the owner of 31,775 shares of Common Stock, and warrants to purchase 5,000 shares of Common Stock. The Principal is not the beneficial owner of any other shares of Common Stock, or rights to acquire the Common Stock of the Company.

         U. The Company has set aside 131,845 shares of Common Stock for issuance pursuant to its 1997 Employee Stock Purchase Plan.

         V. The Company has granted to its employees, officers and directors, options to acquire 3,410,000 shares, at an average price per share of $0.92. Other than such options, the Company has no other outstanding options to acquire the Common Stock. The Company has set aside an additional 40,000 shares of its common stock for issuance pursuant to its option plan for employees, officers and directors.

         W. The Company has issued, in the amounts and to the parties set forth on the Company Disclosure Schedule, warrants to purchase 1,306,312 shares of Common Stock, at an average exercise price per share of $5.21. Other than such warrants, the Company has no other outstanding warrants to acquire the Common Stock.

VII.     AFFIRMATIVE COVENANTS OF THE COMPANIES

         The Companies covenant and agree that from the date hereof, and so long as the Investor and/or its assigns shall, collectively be holders of the Warrant or of three percent (3%) or more of the outstanding Common Stock of the Company that the Companies will:

         a. Maintain true and accurate accounting records in accordance with GAAP; and shall provide to the Investor:

                  1. Monthly and year-to-date income statements, balance sheets, and cash flow statements for each of the Companies within thirty (30) days after the end of each month, prepared (although unaudited) in accordance with GAAP, and certified by the Chief Financial Officer of each of the Companies.

                  2. Within forty-five (45) days after the end of each quarter, a consolidated balance sheet of the Company and any other subsidiary that may or may not be acquired after Closing Date.

                  3. Within ninety (90) days after the end of each fiscal year, a certified audit report prepared by a Board agreed upon certified public accounting firm (which shall be a Big Six firm or another firm of recognized standing acceptable to the Investor and the Board) prepared in accordance with GAAP accounting principles and, together with these reports, a copy of such firm's management letter which shall include a statement with reference to the Company's compliance with its financial covenants in its material agreements.

                           Each report described above in (1), (2) and (3) shall set forth in each case comparisons to the Budget (as described below) and the corresponding period to the previous fiscal year, all in reasonable detail and signed, subject in the case of unaudited reports to changes resulting from year-end audit adjustments, by the Chief Financial Officer of the Company, who shall also certify that the Company is not in default under the Company's Certificate of Incorporation, its By-Laws, this Agreement or any other agreements to which it is a party or to which it or any of its properties is subject.

                  4. Thirty (30) days prior to each fiscal year-end (except as to the fiscal year ended December 31, 1999, in which case, within forty-five (45) days after the fiscal year end), a detailed operating budget (the "Budget"), complete with written narrative, for the subsequent fiscal year. The Budget shall be broken down on a month-to-month basis and shall include detailed balance sheets, profit and loss statements, and cash flow statements. All budgets will be approved by the Board of Directors prior to the beginning of each fiscal year. The Investor expressly acknowledges that the failure of the Company to meet or fulfill an annual Budget shall not alone constitute an Event of Default pursuant to this Investment Agreement; PROVIDED, however, that such acknowledgment shall not affect, limit or preclude the existence or declaration of an Event of Default under any other provision of this Agreement.

                  5. Within ten (10) days of issuance, duplicate copies of any material written communications received from or delivered by either of the Companies to their stockholders, the Board of Directors, any committee(s) thereof, lenders or with the financial community at large and any reports filed by the Company with and securities exchange, the National Association of Securities Dealers, Inc., any governmental official or agency.

                  6. Copies of all Federal and State Income Tax Returns filed by the Companies within twenty (20) days of filing thereof.

                  7. All other information reasonably requested by the Investor.

         B. Give immediate notice to the Investor, or its assigns, by telephone, with confirmation in writing, of any failure by either of the Companies to file timely Federal, State or local tax returns, or any material default by the Company on any obligation, or violation of the terms and conditions of any such obligation.

         C. Promptly pay and discharge, when due, all of their taxes and assessments of any kind whatsoever as well as all of their claims and other liabilities which, if unpaid, might become a lien or charge upon their property or assets, except those contested in good faith and in appropriate proceedings diligently prosecuted.

         D. At all times maintain on all of their insurable property, real and personal, adequate insurance against loss or damage by fire and from other casualties, contingencies, hazards and liabilities (including public liability and products liability insurance) in such amounts, with such carriers and for such coverage as are reasonable and proper in accordance with sound business practice and as customarily carried by businesses similarly situated.

         E. Take all action necessary to preserve and maintain their corporate existence as well as their right to continue business.

         F. Promptly notify the Investor or its assigns of any default, declared or otherwise, of the Company in the performance or observance of any material obligation or material condition of any indebtedness or other material agreement of the Company.

         G. Indemnify and hold harmless the Investor and its assigns from any and all claims for a broker's or finder's fee arising out of this transaction.

         H. Execute such documents, forms, or other instruments and furnish such information as may be required to effectuate this Agreement and/or to comply with any Rules and Regulations of the Small Business Investment Act of 1958 and Amendments thereto and/or of the Small Business Administration.

         I. Furnish to the Investor or its assigns with reasonable promptness, such other information concerning the business, financial conditions, results of operation and ownership of the Company and of each subsidiary, if any, as may be reasonably requested by the Investor and at any and all reasonable times during business hours, upon written request, permit the Investor, by its agents and attorneys to examine all the books of account, records, reports and financial papers of the Company.

         J. Maintain its property in good repair, working order and condition; from time to time to make all needful and proper repairs, replacements, additions, betterments and improvements thereto; and comply in all material respects with the requirements of all governmental authorities, so that the business carried on by the Companies may be properly conducted at all times in accordance with prudent business management.


         K. Keep in full force and effect the life insurance policy on the life of the Michael Pollastro, required by the terms of this Agreement, so long as Michael Pollastro shall be employed by, or party to a written or oral independent contractor agreement with, the Company, and so long as the Company is able to obtain such insurance policy at an annual cost to the Company not in excess of $10,000.

         L. Use the proceeds from the Investor's purchase of the Series C Preferred Stock and the Warrant solely for purposes set forth on Exhibit VII.L , and for no other purposes; and to assure such application, (i) deliver to the Investor, within ninety
                  (90) days of the Closing, a written report, certified as correct by the Principal, verifying the purposes and amounts for which the purchase price for the Series C Preferred Stock and Warrant have been disbursed and, if the proceeds have not been fully disbursed within that ninety (90) day period, an additional report shall be delivered not later than the end of each succeeding ninety (90) period verifying the purposes and amounts for which the proceeds have been disbursed; and (ii) supply to the Investor such additional information and documents as the Investor reasonably requests with respect to the use of proceeds and permit the Investor to have access to any and all Company records and information and personnel as the Investor deems necessary to verify how proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified. (The Company acknowledges (a) that the Investor is a federally licensed small business investment company and is subject to the regulations promulgated by the SBA relating to the small business investment company program (the "Regulations"), that the Regulations prohibited certain uses of proceeds of loans made by small business investment companies, as follows: (i) personal use of loan proceeds by shareholders, officers, and employees of the Company; (ii) any relending or reinvestment of loan proceeds, if the Company's primary business activity of the Company involves, directly or indirectly, providing funds to others; the purchasing debt obligations factoring; or long- term leasing of equipment with no provision for maintenance or repair; (iii) purchasing any stock in or providing capital to any small business investment company;
                  (iv) making any real estate purchases if the Company is classified under Major Group 65 of the Standard Industrial Classification Manual, unless such transaction would otherwise be exempt by virtue of Section 901(c) of the Regulations; (v) any use of proceeds that is contrary to the public interest, including, but not limited to, activities which are in violation of law, or inconsistent with free competitive enterprise; or (vi) foreign investment and use outside the United States, except as permitted under Section 901(e) of the Regulations; and (b) the Company represents, covenants and agrees that no portion of the proceeds shall be used for any of the foregoing prohibited purposes or for any purposes not expressly permitted by this Agreement and the Regulations, and that any prohibited use of any portion of the proceeds shall constitute a material breach of this Agreement and shall, notwithstanding any other provision hereof to the contrary, at the option of the Investor, cause all amounts invested hereunder shall become immediately due and payable upon written notice to the Company.)

         M. Furnish such information as shall be required by the SBA concerning the economic impact of the Investor's investment in the Company, including but not limited to, information concerning federal, state and local income taxes paid, number of employees, gross revenues, source of revenue growth, after-tax profit or loss, and federal, state and employee income tax withholding; furnish annually all required information on the appropriate SBA forms; furnish or cause to be furnished to the SBA such other information regarding the business, affairs and condition of the Company as the SBA may from time to time reasonably request in connection with the Investor's investment hereunder.

         N. Permit SBA examiners or the SBA to inspect the books and any of the properties or assets of the Company and its subsidiaries, and to discuss the Company business with senior management employees at such reasonable times as the SBA may from time to time request in connection with the Investor's investment hereunder.

         O. Assure that at all times the Bylaws of the Company, as necessary to assure that such provision is enforceable according to its terms, shall contain a provision for indemnification of directors to the fullest extent permitted by applicable law.

         P. Promptly pay all taxes, including excise taxes, unless contested in good faith, as well as lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge on any of their properties.

         Q. Promptly notify the Investors of any material adverse change in the condition of the Companies, financial or otherwise, including material obligations.

         R. Maintain compliance in all material respects with all applicable laws, regulations, ordinances, rule and orders, including but not limited to legislative and regulatory requirements of ERISA, EPA, OSHA, etc.

         S. Acquire and maintain directors and officers liability insurance.

         T. Provide in each of their By-laws for a number of directors not to exceed seven (7) members, and also provide in such By-laws that:

                  1. Any two members of the respective Boards of Directors shall have the right to call a meeting of such Board of Directors at the principal office of the Company, as applicable, upon at least forty-eight hours prior notice;

                  2. A majority of the members of the Board of Directors shall constitute a quorum.

         U. Within thirty (30) days of the Closing Date, adopt a written policy regarding related party transactions.

         V. Maintain all commercially reasonable protections of their proprietary information.

         W. Unless the Company is unable, with reasonable best efforts, to obtain such insurance policy at an annual cost to the Company not in excess of $10,000, deliver to Investor, within 45 days after the Closing Date, satisfactory evidence of issuance of a life insurance policy, or "binder" to issue a policy to the Company, by an acceptable insurance company, in the amount of One Million Dollars ($1,000,000) on the life of the Michael Pollastro, which policy shall be non-cancellable for so long as Michael Pollastro shall be employed by, or party to a written or oral independent contractor agreement with, the Company, and the Series C Preferred Stock is outstanding, and the proceeds of which upon the death of Michael Pollastro shall be applied first to redeem the Series C Preferred Stock with the balance of the proceeds, if any, to be used by the Company in its discretion.

         X. Maintain its principal business operations in the United States or its territories.

         Y. Maintain the registration of the class of its securities currently registered pursuant to Section 12(g) of the Exchange Act.

         Z. File all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least twelve calendar months; and file in a timely manner all reports required to be filed pursuant to such Sections.

         AA. Assure that the Principal shall, within the time periods permitted for such filings to be deemed timely by the SEC, file all required Forms 3, 4 and 5, and Schedules 13D and/or 13G with respect to his beneficial ownership of the Common Stock, or rights to acquire the Common Stock, of the Company.

VIII.    NEGATIVE COVENANTS OF THE COMPANIES

         The Company covenants and agrees that from the date hereof, and so long as the Investor and/or its assigns shall, collectively be holders of the Warrant or of three percent (3%) or more of the outstanding Common Stock of the Company that the Company will not:

         A. Make any redemption or purchase or otherwise acquire any of its capital stock, now or hereafter issued other than mandatory redemptions required by the terms of the Series B Preferred Stock presently outstanding, or an optional redemption by the Company of the Series B Preferred Stock presently outstanding.

         B. Guarantee, endorse or otherwise become surety for any obligations of others or purchase any evidence of indebtedness or securities (including stock) or the business or substantially all of the property of any other person or make any capital contribution or capital advance to any other person or firm except (i) guarantees of the indebtedness of wholly-owned subsidiaries of the Company; (ii) guarantees undertaken in connection with, and as required to permit acquisition by the Company of the stock, or all or substantially all of the assets of another entity or business.

         C. Modify or amend its Certificate of Incorporation or Bylaws or change in any manner its capitalization as to adversely affect the Investor; provided, however, without limiting the foregoing, that the Company may: (i) increase the authorized number of common or preferred shares; and (ii) effect stock splits.

         D. Make any loans or advances to any of their officers or directors or any persons related to such persons.

         E. Enter into, or permit to remain in effect, any agreement to rent or lease any real or personal property except those rental agreements listed in the Company Disclosure Schedule, other than in the ordinary course of business.

         F. Enter into any sale and lease-back arrangement, other than in the ordinary course of business.

         G. Make any payment of principal upon or purchase or retire in any manner except as otherwise permitted or required hereunder any present outstanding indebtedness to any present shareholder or relative thereof.

         H. Move the place where its corporate and business records are kept, or its management maintained from one state to another state or jurisdiction unless the Company shall have given written notice to the Investor of date of its relocation, and of its new address, not less than 30 days in advance of the date of such relocation.

         I. Sell, assign, transfer, mortgage, pledge or encumber any part of their assets or property now owned or hereafter acquired or permit the same to be sold, assigned, transferred, mortgaged, pledged or encumbered except as to (i) the lien of taxes, assessments or other governmental charges not yet due that may be paid without penalty; (ii) liens of carriers, warehousemen, and materialsmen incurred in the ordinary course of business for sums not yet due; (iii) any pledge or lien securing only unemployment insurance, workmen's compensation or similar obligations that are not in default; (iv) deposits to secure surety and appeal bonds to which it is a party; (v) sales in the ordinary course of business; or (vi) refinancing of existing indebtedness of the Company, on terms not less favorable to the Company than the terms of the indebtedness that is refinanced.

         J. Declare or pay dividends of any kind, other than dividends on the Series B Preferred Stock; PROVIDED, however, that the Company has paid all accumulated or current dividends on the Series C Preferred Stock.

         K. Merge, liquidate or consolidate with or into any other entity, or lease, sell or otherwise transfer all or substantially all of its property, or business assets, other than as expressly permitted by the Certificate of Designation for the Series C Preferred Stock, or transfer any of its property for consideration less than fair market value.

         L. Except as disclosed on the Company Disclosure Schedule or the Company SEC Documents, directly or indirectly purchase, acquire or lease any property to or from any stockholder, director, officer, agent or employee of the Companies or any relative thereof or any firm or corporation in which any one or more of the foregoing have directly or indirectly in the aggregate more than a five percent (5%) interest.

         M. Except for those contracts set forth in the Company Disclosure Schedule, make or enter into any management agreement whereby management, supervision or control of its business shall be delegated to or placed in any person other than their duly elected Boards of Directors and their executive officers nor any contract or agreement whereby any of the principal functions of operating their present business or any other business is delegated or placed with any agent or independent contractor, excepting, however, work let to or subcontractors in the ordinary course of business consistent with past practice.

         N.       Reserved.

         O. Change the general character of their business as constituted at the time of execution and delivery of this Agreement. Such "change" shall include, but not be limited to, a sale of all or a significant portion of their assets.

         P. Permit the occurrence of a net loss by the Company (as determined in accordance with GAAP) for any calendar year ended after December 31, 1999; provided, however, that the Company shall not be deemed in violation of this provision, with respect to the year ended December 31, 2000, if it shall have negative EBIT for such period of not more than One Hundred Fifty Thousand and no/100 Dollars ($150,000); PROVIDED, however, that even if such negative EBIT for the period ended December 31, 2000 shall exceed One Hundred Fifty Thousand and no/100 Dollars ($150,000), it shall not be a violation of this Section VIII.P if, for the six month period ended June 30, 2001, the Company shall have positive EBIT of not less than One Dollar ($1.00). For the purpose of this section, "net loss" shall mean such loss before all extraordinary items and after all taxes. Whenever the term "EBIT" is used in this Agreement, it shall mean, as all amounts shall be determined in accordance with GAAP, (i) the sum of the Company's revenue for the relevant period, exclusive of any interest income during such period, less (ii) the cost of goods sold producing such revenue for such period, less (iii) the sales, general and administrative expenses incurred in the ordinary course of the business of the Company during the relevant period; such expenses exclusive of (x) the amount of any interest expense; and (y) the amount of the provision for foreign, federal, state, and local income taxes for such period.

         Q. Use the proceeds of the Offering in any manner other than as set forth in Section VII.L hereof.

         R. Issue any Common Stock, preferred stock, equity or any other security with equity or profit sharing features: (i) having rights and preferences superior to, or pari passu with those of the Series C Preferred Stock; or (ii) for a consideration less than fair market value.

         S. Create or permit to continue in existence any liens , liens for taxes not yet due and payable, involuntary liens contested in good faith or other similar encumbrances, other than in the ordinary course of business.

         T. Create or permit to continue to exist any secured or unsecured debt (or guarantees) above $50,000 in the aggregate, other than liabilities incurred in the ordinary course of business and not more than 90 days past due.

         U. Enter into any transaction not in the ordinary course of business, or for less than fair market value to the Company, including without limitation, the purchase, sale, lease, rental or exchange of property or the rendering of any service, with an affiliate, employee, officer, director or shareholder or engage in any transaction not in the ordinary course of business with any supplier, customer or any other person.

         V. Approve or agree to any reorganization, merger, consolidation or combination with, any person, or dispose of fifty percent (50%) or more of its assets other than the sale of inventory in the ordinary course of business, or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

         W. Issue to any future purchaser of securities of the Company registration rights that are equal to or more favorable to the new purchasers than those granted to the Investor.

         X. Issue any securities for any consideration other than cash, other than issuances of Common Stock:

                  1. in connection with the conversion or exercise, as the case may be, of the Series C Preferred Stock and Warrant;

                  2. as dividends payable on shares of outstanding Common Stock, provided such issuance is not otherwise prohibited by this Agreement; or

                  3. in connection with the exercise of stock options under any incentive stock option plan of the Company;

                  4. in connection with the conversion or exercise, as the case may be, of any rights outstanding as of the Closing, to acquire the Common Stock of the Company; or

                  5. in connection with, and as consideration for or as necessary to facilitate, the acquisition by the Company of the stock, or all or substantially all of the assets of another entity or business.

         Y. Make loans or advances to any company, other than a subsidiary of the Company.

         Z. Make any investment in, or purchase any stock, security or evidence of indebtedness of any person except for those of the US government and banks with capital in excess of $25 million, having a maturity of one year or less, except in connection with the acquisition by the Company of the stock, or all or substantially all of the assets of another entity or business..

         AA. Fail to pay any dividend or sinking fund installment on any class of preferred stock.

         BB. Default (i) on any installment or installments on indebtedness for borrowed money, or (ii) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

IX.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents and warrants to the Company that (i) it has the corporate power and authority to enter into this Agreement and consummate the transaction contemplated hereby, (ii) the execution and delivery of this Agreement, and the purchase of the Series C Preferred Stock and Warrant, have been duly authorized by all necessary actions. The Investor represents that it is acquiring the Series C Preferred Stock and the Warrant for investment and not with a view to distribution. The Investor is an "accredited investor" as defined in the Securities Act.

X.       WAIVERS/SEVERABILITY

         Any of the acts that the Company is required to do, or prohibited from doing, by any of the provisions hereof, may, notwithstanding the provisions hereof, be omitted or done, as the case may be, if the Investor, by an instrument in writing, consents thereto. The invalidity of any provision of this Agreement, or part thereof, shall not affect the validity or enforceability of the remainder of such provision and/or this Agreement.

XI.      EVENTS OF DEFAULT

         An event of default ("Event of Default") under this Agreement shall be deemed to have occurred if:

         A. The Company fails to perform or comply with or observe any of the other terms, conditions or covenants hereof, and such failure shall continue for a period of sixty (60) days after written notice thereof shall have been given by the Investor.

         B. The Company becomes insolvent, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature, consents to, or acquiesces in the appointment of a Trustee or Receiver for the Company or any property thereof, or any bankruptcy reorganization, debt arrangements, or other proceeding under any bankruptcy or insolvency law is instituted by or against the Company (and where in the case of an involuntary petition it is not dismissed within sixty (60) days from its filing), or shall consent to any involuntary petition filed pursuant to or purporting to be pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction or shall be adjudicated bankrupt.

         C. The Company fails within sixty (60) days from the entry thereof to discharge or have vacated any final judgment for the payment of money in an amount exceeding Fifty Thousand Dollars ($50,000), which shall be rendered against it or, within such period, appealed therefrom and give such security as may be required by law for payment of any amount ultimately found to be due.

         D. The Company discontinues business; or any parent or subsidiary shall take, suffer or permit any of the actions or events specified in Section B or C above.

         E. The Company shall have made any representation or warranty herein or in any report, financial or otherwise, or any statement or instrument furnished pursuant to this Agreement, that shall be in any material respect false or erroneous as of the date of which the facts therein set forth were stated or certified.

         F. The Company becomes the subject of a liquidation or dissolution proceeding.

         G. If any material indebtedness of the Company becomes or is declared to be due and payable prior to its expressed maturity by reason of any default by the Company in the performance or observance of any obligation or condition, and the Company fails to cure such default or condition, and all other accelerations caused by such default within the period of grace, if any therein specified.

         H. Default by the Company in the performance of any material agreement.

         I. The occurrence of a Change of Control. A "Change of Control shall be deemed to have occurred if, any time after the date hereof: (x) the Company or any shareholder of the Company other than the Investor issues, grants or otherwise conveys, to any person or entity, or combination of persons or entities, not shareholders of the Company as of the date hereof, rights to purchase Common Stock, or the equivalent thereof, of the Company equal to, on a cumulative basis, twenty-five percent (25%) or more of the fully diluted number of the Company's shares as of the Closing Date; PROVIDED, however, that a "Change of Control" shall not be deemed to occur hereunder if the Company shall sell, at a price or prices determined by the Board of Directors acting in good faith to be not less than fair market value, Common Stock, or rights to acquire Common Stock, constituting twenty-five percent (25%) or more of the then outstanding Common Stock of the Company, in a private or public offering to not fewer than 25 purchasers, none of whom shall acquire in such offering more than ten percent (10%) of the securities sold in such offering.

         J. If: (i) Michael Pollastro shall, as a result of his death, cease to be one of (x) an executive officer of the Company, or
                  (y) be party to an oral or written independent contractor agreement with the Company; (ii) the Company shall have received the proceeds of the life insurance policy maintained by the Company on the life of Michael Pollastro; and (iii) the Company shall have failed to redeem the outstanding Series C Preferred Stock at the amount of its Base Liquidation Preference, as defined in the Certificate of Designation for the Series C Preferred Stock within 60 days of notice from the Investor to the Company of demand for such redemption.

         K. The Principal sells, or liquidates by any method, (i) unless there shall be a Qualified Exchange Listing (as defined in Section XIII.B.2 below), forty percent (40%) or more of the ownership interest of the Principal in the Company, owned by the Principal at the Closing Date, as determined on a fully diluted basis; or (ii) while there shall be a Qualified Exchange Listing, fifty percent (50%) or more of the ownership interest of the Principal in the Company, owned by the Principal at the Closing Date, as determined on a fully diluted basis.

XII.     REMEDIES

         A. The Investor or its assigns may pursue any rights or remedies hereunder independently or concurrently, and all such rights, powers and remedies shall be cumulative to the extent not prohibited by law, and not exclusive of any other thereof. The Investor or its assigns may proceed to protect and enforce its rights hereunder by suit in equity, action at law and/or by other appropriate proceedings, whether for specific performance of any covenant herein, or in the aid of the exercise of any power granted herein or to enforce any other legal or equitable right.

         B. To the extent permitted by law, the Company agrees to waive and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, appraisement or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any enforcement of or any sale made under any judgment, order or decree of any court, or pursuant to the provisions hereof, or otherwise based hereon or on any claim for interest due hereon.

         C. Notwithstanding anything herein contained to the contrary, in the event that a court of competent jurisdiction shall have determined that there shall have been an Event of Default as herein specified, the Investor or its assigns, to the extent permitted by law shall be entitled as a matter of right to the appointment of a Receiver or Receivers of the property, interest, rights and business of the Company and the subsidiaries, if any, and of the earnings, income, rents, issues and profits thereof pending such proceedings and with such power as the Court in making such appointment shall confer. This remedy, as with all others, is cumulative and not exclusive of any other rights, powers, or remedies available to the Investor and its assigns.

         D. The Company shall, in the event of the occurrence of an Event of Default, pay to the Investor all costs and expenses incurred in the enforcement and collection of this Agreement, the successful enforcement of any rights as a holder of the Series C Preferred Stock, or any other provision of any agreement entered into by the Company hereunder, including reasonable compensation to the Investor's agents and attorneys as well as any all actual expenses of such agent or attorney, including, without limitation, travel, lodging, meals, deposition expenses and expert witness fees.

XIII.    PUT

         A. In the circumstances set forth in XIII.B, below, the Investor may tender to the Company the Warrant or Warrant Shares, and shares of Common Stock held by the Investor as a result of the conversion of all or any part of the Series C Preferred Stock (such shares of Common Stock are referred to herein as "Conversion Shares"), and shares of the Series C Preferred Stock, or any portion or combination of the foregoing, and the Company shall pay to holder the Put Price, as defined below.

         B. Investor may exercise its rights pursuant to this Section XIII at any time after the fifth anniversary of the Closing Date, and prior to the close of business on the seventh anniversary of the Closing Date; unless the Common Stock shall, at the time of such exercise, be listed or approved for quotation on
                  (i) a stock exchange or automated quotation system such that the Common Stock will qualify as a "covered security" within the meaning of Section 18(b) of the Securities Act; or (ii) the NASDAQ Small Cap Market, provided that there shall have been average daily trading volume for the prior thirty (30) trading days, of at least seventy thousand (70,000) shares (either (i) or (ii), a "Qualified Exchange Listing").

         C. The price at which the Investor may put the Warrant, any of the Warrant Shares, the Conversion Shares and/or the Series C Preferred Stock to the Company shall be the "Put Price," which shall be equal to the "Fair Market Value" of the Company, multiplied by a fraction, the numerator of which is the total of (i) the number of Warrant Shares tendered by the Investor, (ii) the number of shares of Common Stock for which the portion of the Warrant tendered by the Investor remains exercisable, (iii) the number of Conversion Shares tendered by the Investor and (iv) the number of shares of Common Stock for which the Series C Preferred Stock tendered by the Investor remain convertible;

                           and the denominator of which is the total of (x) the total shares of outstanding Common Stock of the Company, (y) the number of shares of Common Stock for which the Warrant remains exercisable, and (z) the number of Conversion Shares for which all shares of Series C Preferred Stock held by the Investor remain convertible.

                  The Put Price, as determined according to the foregoing, shall be increased by the amount of all accrued and unpaid dividends on the Warrant Shares, Conversion Shares and shares of Series C Preferred Stock tendered by the Investor.

                  1. "Fair Market Value" shall be, if the Company and the Investor are able to reach agreement within 30 days of notice from Investor of its exercise of rights pursuant to this Section XIII, the higher of: (i) the average of the closing "bid and "ask" prices of the Common Stock for the thirty (30) trading days immediately prior to the date on which the Investor shall give notice to the Company of the exercise of its put rights hereunder; or (ii) an amount determined pursuant to the Appraisal Process, described below.

                  2. The Appraisal Process shall be as set forth in this paragraph. If the Company and the Investor shall be unable to agree on Fair Market Value within 30 days of notice from Investor of its exercise of rights pursuant to this Section XIII, each of the Company and the Investor shall select a qualified appraiser, regularly doing business in the area of business valuation, and each of the two appraisers selected shall, within 30 days of retention, render an opinion as to Fair Market Value. If the lower of the two appraisals rendered is at least 90% of the higher of the two appraisals, Fair Market Value shall be the average of the two appraisals. If the lower of the two appraisals is not at least 90% of the higher of the two appraisals, the two appraisers selected by the parties shall select a third appraiser, who shall then, within 30 days of retention, render an opinion concerning Fair Market Value. In this event, the Fair Market Value shall be the average of the two closest appraisals. The appraisals shall be made without consideration of any discount for minority interest or lack of public market.

                  3. Each party shall each bear the cost of the appraiser it selects hereunder. The parties shall share evenly the cost of the third appraisal.

                  4. Following the determination of Fair Market Value, the Investor may rescind its election to put its Common Stock and/or Warrant to the Company, without prejudice to its right to later exercise its rights hereunder; provided it shall then be required to pay the cost of all appraisals hereunder.

         D. In the event of the exercise by the Investor of any rights pursuant to this Section XIII, the Company shall pay the total Put Price to the Investor within one hundred twenty (120) days from the date the Company receives written notice from the Investor of the exercise of the put rights granted by this Section, or such later date as shall be sixty (60) days after the date Fair Market Value is finally determined hereunder.

XIV.     REGISTRATION RIGHTS

         A. At any time after the Closing Date, the Investor may demand registration under the Securities Act of shares of Common Stock owned by the Investor, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registration"), provided that the Company shall then be eligible to use such form in the registration of its securities. The registration requested pursuant to this Section XIV.A is referred to herein as "Demand Registration."

                  1. The Investor shall be entitled to demand two Demand Registrations hereunder. A registration will count as the Demand Registration when it has become effective or is withdrawn prior to effectiveness at the request of the Investor; provided that in any event, the Company shall, as provided in Section XIV.E, pay all registration expenses in connection with any registration initiated as a Demand Registration.

                  2. If the Demand Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included exceeds the number of shares of Common Stock that can be sold in such offering, the Company will include in such registration prior to the inclusion of any securities that are not shares of Common Stock owned by the Investor, the number of shares of Common Stock requested by the Investor to be included, which in the opinion of such underwriters can be sold. The balance of the shares of Common Stock that the Investor requested to be included in such offering shall be withheld from sale for a period of time requested by the underwriters, but not to exceed 180 days from the effective date of the registration statement.

                  3. The Company will not be obligated to effect the Demand Registration within 180 days after the effective date of a registration in which the Investor was given "piggyback rights" pursuant to
                           Section XIV.B hereof. The Company may postpone the filing or the effectiveness of a registration statement for the Demand Registration if the Board of Directors of the Company shall determine that such Demand Registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the Investor will be entitled to withdraw such request and that, if such request is withdrawn, such Demand Registration will not be considered as a Demand Registration.

                  4. The Company will have the right to select the investment banker(s) and manager(s) to administer any offering, subject to the approval of Investor, which approval will not be unreasonably withheld.

         B. If the Company at any time or times proposes or is required to register any of its Common Stock or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms not permitting the registration of the Common Stock owned by the Investor), or any applicable state securities law, it will at each such time or times give written notice to the Investor of its intention to do so. Upon the written request of the Investor, given within ten days after receipt of any such notice, the Company shall use its reasonable best efforts to cause any Common Stock held by the Investor and requested to be registered, to be included in such registration under the Securities Act and any applicable state securities laws; provided, that if the managing underwriter advises that less than all of the shares to be registered should be offered for sale so as not materially and adversely to affect the price or saleability of the shares being registered by the Company, the Investor and each other shareholder not exercising demand rights to include shares in the registration statement (but not the Company to the extent it desires to include shares for its own account) shall reduce on a pro rata basis the number of their shares to be included in the registration statement as required by the underwriter to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered.

                  The rights of Investor under this Section XIV.B and Section XIV.A above shall terminate at such date as the Investor holds less than 3% of the total Common Stock of the Company outstanding on a fully diluted basis.

         C. It shall be a condition precedent to the obligation of the Company to register any Common Stock pursuant to Sections XIV.A or XIV.B that the Investor shall (a) furnish to the Company such information regarding the Common Stock and the intended method of disposition thereof and other information concerning the Investor as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company; (b) agree to abide by such additional or customary terms affecting the proposed offering as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold from the public market for a period of at least 120 days after any such offering, any shares excluded from the offering at the instance of the underwriter as permitted under Sections XIV.A and XIV.B; and
                  (c) agree in writing in form satisfactory to the Company to pay all underwriting discounts and commissions applicable to the securities being sold by the Investor.

         D. If and whenever the Company is required by the provisions of Sections XIV.A or XIV.B to effect the registration of the Common Stock under the Securities Act, until the securities covered by such registration statement have been sold, or for six months after effectiveness, whichever is the shorter period of time, the Company shall:

                  1. Prepare and file with the SEC a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective;

                  2. Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                  3. Furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  4. Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, and except that the Company shall not be required to so register or qualify in more than 25 such jurisdictions if in the good faith judgment of the Company, the Investor such additional registrations or qualifications would be unreasonably expensive or harmful to the consummation of the proposed offering;

                  5. Notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  6. Notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  7. Prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holders;

                  8. Prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  9. In case any of such holders or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

                  10. Advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  11. Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall reasonably have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof; and

                  12. If required by an underwriter selected by the Company, at the request of any holder, (i) use its best efforts to obtain and furnish on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, a customary opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, or, if the offering is not underwritten, shall notify the holders that such registration statement has become effective under the Securities Act and (ii) use its best efforts to obtain customary letters dated on such effective date, and such closing date, if any, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, stating that in the opinion of such accountants, the financial statements and other financial data pertaining to the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

         E. With respect to each inclusion of Common Stock in a registration statement pursuant to Sections XIV.A or XIV.B, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company; provided, however, that holders participating in the registration shall bear their pro rata share of the underwriting discount and commissions and shall bear any fees and disbursements of accountants and counsel retained by them (other than accountants and counsel also retained by the Company). The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company (including the cost of any special audit requested in order to effect such registration), fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or "blue sky" laws of any jurisdiction in which the securities to be offered are to be registered or qualified, fees and disbursements of counsel and accountants for the selling holders who are also retained by the Company and the premiums and other costs of policies of insurance against liability arising out of such public offering which the Company determines to obtain.

         F. Subject to the conditions set forth below, in connection with any registration of Securities pursuant to Sections XIV.A or XIV.B above, the Company agrees to indemnify and hold harmless each person selling securities pursuant to said Sections and each person, if any, who controls any such seller, within the meaning of Section 15 of the Securities Act, as follows:

                  1. Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written ,information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this Section XIV.F(1) shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of any seller expressly for use in connection therewith;

                  2. Subject to the proviso contained in Section XIV.F(1) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company;

                  3. In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any seller or any such controlling person unless the Company shall be notified, by letter or by telegram confirmed by letter, of any action commenced against such persons, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided that such counsel is reasonably satisfactory to the sellers or controlling persons, defendants in any suit so brought. If the Company elects to assume the defense of any such suit and retain such counsel, the sellers or controlling persons, defendants in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them as well as any other expenses thereafter incurred by them in connection with the defense thereof.

         G. Each person selling securities in any registered offering pursuant to Sections XIV.A or XIV.B severally and individually agrees to indemnify and hold harmless the Company, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section XIV.F; provided, however, that such indemnification by such sellers hereunder shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with the written consent of such sellers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of such seller by or on behalf of such seller expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document. In case any action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any seller, such seller shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the several sellers, by the provisions of
                  Section XIV.F(3). The person indemnified agrees to notify the sellers promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

         H. Whenever the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), the Company shall, whenever requested by any holder of any shares issued hereunder, notify such holder in writing whether the Company has, as of any date specified in such request, complied with the Exchange Act reporting requirements as to which it is subject to a period prior to such date as may be specified in such request. In addition, if the Company has become subject to such reporting requirements, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any corresponding rule hereafter in effect). The Company covenants that all such information, documents and reports or any registration statement required by Section 12 of the Exchange Act filed with the SEC shall not contain any untrue statement of a material fact or fail to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, and the Company agrees to indemnify and hold each holder of any shares issued hereunder or thereunder and each broker, dealer, underwriter or other person acting for such holder (and any controlling person of any of the foregoing) harmless from and against any and all claims, liabilities, losses, damages or expenses and judgments arising out of or based upon any breach of the foregoing covenants, representations or warranties.

XV.      ADDITIONAL RIGHTS OF THE INVESTOR

         In addition to any rights which the Investor or its assigns might have as a matter of law, or by reason of its rights as a holder of the Series C Preferred Stock given it by the Company or by reason of this Agreement, or by any documents executed pursuant hereto, so long as the Investor and/or its assigns shall, collectively be holders of the Warrant or of three percent (3%) or more of the outstanding Common Stock of the Company the Investor shall have the following additional rights:

         A. If the Principal desires at any time to make a bona fide transfer of all or any part of his Common Stock to any third-party purchaser in a single private transaction or a series of private transactions (other than to members of the immediate family of the Principal), and (i) at the time of such transfer, there shall not be a Qualified Exchange Listing, and prior to such proposed transaction(s), or as a result of such transaction(s), Principal shall have sold more than fifteen percent (15%) of the shares of Common Stock owned by the Principal as of the Closing Date (taking into account stock splits, stock dividends, recapitalizations and other similar events); or (ii) at the time of such transfer, there shall be a Qualified Exchange Listing, and prior to such proposed transaction(s), or as a result of such transaction(s), Principal shall have sold more than thirty percent (30%) of the shares of Common Stock owned by the Principal as of the Closing Date (taking into account stock splits, stock dividends, recapitalizations and other similar events), the Investor shall have the right to sell a proportionate number of shares of Common Stock to the third-party purchaser at the same price and on the same terms and conditions as those contained in the third-party offer. A "proportionate number of shares" is the total number of shares the party wishes to sell, multiplied by a percentage, determined as follows: the number of shares of Common Stock to be sold, multiplied by a fraction, the numerator of which is the number of shares of Common Stock the party wishes to sell, and the denominator of which is the total number of shares of Common Stock all parties wish to sell. The Investor may exercise its option under this Section by giving written notice to the Principal within 15 days after receipt from the Principal of notice of the terms of the proposed sale. The Principal shall not accept any third-party offer which does not contain a provision requiring the third party to comply with the terms of this Section.

         B. After the Closing Date, and notwithstanding the fact that no provisions with respect to pre- emptive rights of shareholders are contained in the Certificate of Incorporation of the Company, and in the event no other provision of this Agreement prevents such issuance for any reason including waiver of the Investor, in no event shall any shares of Common Stock be offered for sale by the Company to anyone until the Investor or its assigns shall have had an opportunity to subscribe for and purchase their proportionate share of such additional Common Stock so as to prevent any dilution of their interest in the Company.

         C. The Investor shall be entitled, at its sole option, to have one (1) designee elected to and maintained on the Board of Directors. The designee of the Investor shall be entitled to the highest amount of director's fees and other remunerations as are paid by the Company to its directors and shall be reimbursed promptly for all out-of-pocket expenses incurred in connection with such representatives' service to the Company. The Company shall furnish the Investor, at least 48 hours in advance, with copies of the agenda for each Board of Directors and shareholders' meeting and shall furnish copies of the minutes of all Board of Directors and shareholders' meetings within 30 days after such meeting. The designee of the Investor shall be entitled to submit agenda items to meetings of the Board of Directors and any committees thereof, and the Investor's designee shall be entitled to be members of any committees of the Board of Directors that are established.

XVI.     REPRESENTATIONS CONTINUING

         All covenants, agreements, representations and warranties contained herein or in any document or writing delivered by the Company to the Investor in connection with this Agreement are and shall be deemed and construed to be continuing representations and warranties and covenants, and the Company agrees that same shall survive the execution and delivery of this Agreement, the Series C Preferred Stock, and the

         Warrant, and the Warrant Shares and any investigation at any time made by the Investor, and shall continue in full force and effect, except as otherwise specifically excepted hereunder.

XVII.    BENEFIT

         All the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Investor, and, in particular, shall inure to the benefit of and be enforceable by the holder of the Series C Preferred Stock, the Warrant, and the Warrant Shares.

XVIII.   NON-WAIVER

         The Investor and its assigns shall not be deemed to have waived any of their rights or remedies hereunder unless such waiver is made in writing duly signed by an appropriate officer of the Investor, or its assigns. No delay or failure on the part of the Investor or its assigns in exercising any rights, privilege, remedy or option provided for in this Agreement, or by laws, shall operate as a waiver of such or of any rights, privilege, remedy or option and no wavier whatever shall be valid unless in writing as above provided and then only to the extent therein expressly set forth. The Investor and its assigns shall have the right to enforce any one or more remedies available to them successively, alternatively or concurrently.

XIX.     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same Agreement.

XX.      HEADINGS

         The headings of the paragraphs of this Agreement are for convenience and reference only and do not form a part hereof, and in no way modify, interpret or construe the understanding of the parties hereto.

XXI.     MISCELLANEOUS

         A. The Company certifies and warrants that all representations, warranties and agreements made by each herein and all documents hereto or in connection herewith or attached hereto are correct as of the Closing Date and shall be deemed to have been relied upon by the Investor, and shall survive the delivery to the Investor of the Series C Preferred Stock and Stock to be purchased hereunder, regardless of any investigation made by the Investor; and all representations, warranties and agreements made herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns whether or not so expressed.

         B. The Company agrees to pay to Investor, upon invoice, all reasonable out-of-pocket expenses incurred by the Investor, including but not limited to expenses for due diligence, legal counsel (provided that such costs shall be limited to $20,000, unless the Company shall have given its consent to a greater amount), consultants, accountants, and other out-of-pocket expenses relating to investigation of this transaction, documentation or closing, regardless of whether closing occurs.

         C. All notices hereunder shall be in writing and will be deemed to have been given if delivered personally or mailed by Registered or Certified mail, return receipt requested, postage prepaid, addressed as respectively indicated:

                  1.       If to the Company, addressed to it at:

                                    Attn: Michael Shimada
                                    5000 Birch Street, Suite 205
                                    Newport Beach, CA 92660

                           with a copy to:

                                    Atlas, Pearlman, Trop & Borkson, P.A.
                                    Attn: Joel D. Mayersohn
                                    350 East Las Olas Blvd., Suite 1700
                                    Ft. Lauderdale, FL 33301

                  2.       If to the Investor, addressed to it at:

                                    100 Second Street S.E.
                                    P.O. Box 74250
                                    Cedar Rapids, IA  52407-4250

                           with a copy to:

                                    William T. McCartan
                                    Bradley & Riley PC
                                    2007 First Avenue SE
                                    Cedar Rapids, IA  52402

         D. This Agreement, which shall be construed and enforceable in accordance with the laws of the State of Iowa (provided, however, that the terms of the Series C Preferred Stock shall be governed by, and interpreted in accordance with, the laws of Delaware), constitutes the entire understanding between the partes hereto and may not be changed, nor modified orally, but only by the amendment to this Agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

         E. The Company agrees that any action or claim in connection with or related to this Agreement, the Warrant or the Series C Preferred Stock, may be brought in any state or federal court sitting in Linn County, Iowa, and the Company consents to personal jurisdiction and venue in any such court.

                     SIGNATURE PAGE FOR INVESTMENT AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  BRISTOL RETAIL SOLUTIONS, INC.


                                  By: /s/ Michael Shimada
                                      ------------------------------------------
                                      Michael Shimada, Chief Financial Officer


                                  BERTHEL SBIC, LLC

                                  By: BERTHEL FISHER & COMPANY PLANNING, INC.


                                  By: /s/ Ronald O. Brendengen
                                      ------------------------------------------
                                      Ronald O. Brendengen,  COO


                                      /s/ Lawrence Cohen
                                      ------------------------------------------
                                          Lawrence Cohen, Individually

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit I.A                Certificate of Designation for Series C Convertible
                           Preferred Stock

Exhibit I.B                Warrant

Exhibit V.A                Resolutions of the Board of Directors of the Company

Exhibit V.B                Legal Opinion

Exhibit V.D                Certificate of the President or Chief Financial
                           Officer of the Company

Exhibit V.E. Certified copies of the Certificate of Incorporation and By-Laws of the Company

Exhibit VI                 Company Disclosure Schedule

Exhibit VI.B               Company Balance Sheet

Exhibit VII.L              Use of Proceeds